Exhibit 10.2

SERVICES AGREEMENT

BY AND BETWEEN

LIME ROCK MANAGEMENT LP,

LIME ROCK RESOURCES OPERATING COMPANY, INC.,

LRE GP, LLC,

LRR ENERGY, L.P.

AND

LRE OPERATING, LLC

SERVICES AGREEMENT

THIS SERVICES AGREEMENT (the “Agreement”), is entered into on, and effective as of, the Closing Date (as defined herein), and is by and among LIME ROCK MANAGEMENT LP, a Delaware limited partnership (“LRM”), LIME ROCK RESOURCES OPERATING COMPANY, INC., a Delaware corporation (“OpCo”), LRR ENERGY, L.P., a Delaware limited partnership (the “MLP”), LRE GP, LLC, a Delaware limited liability company and the general partner of the MLP (the “General Partner”), and LRE OPERATING, LLC, a Delaware limited liability company and wholly owned Subsidiary (as defined herein) of the MLP (the “OLLC”).

WHEREAS, the MLP is the owner, directly or indirectly, of the Business (as defined herein); and

WHEREAS, the MLP Group (as defined herein) requires certain services to operate the Business; and

WHEREAS, the MLP Group desires to engage LRM and OpCo to provide or cause to provide such services, and LRM and OpCo each desire to be engaged to provide or cause to be provided such services described herein relating to the management of the Business.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a “Party” and together, the “Parties”) agree as follows:

ARTICLE I.
DEFINITIONS

1.1                                 Defined Terms.  Capitalized terms used, but not defined, herein shall have the meanings given them in the MLP Agreement.  As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Acquisition” means any acquisition or divestiture or series of acquisitions or divestitures by the MLP Group of (i) the interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise) or (ii) any oil or natural gas properties or interests, including any related assets, in each case acquired after the date of this Agreement.

“Acquisition Information” means any and all information provided by or on behalf of LRM or OpCo to the MLP Group in the performance of the Services relating to potential Acquisitions.

“Acquisition Services” means those Services in respect of potential and consummated Acquisitions.

“Affiliate” has the meaning given such term in the MLP Agreement.

“Agreement” means this Services Agreement, as it may be amended, modified or supplemented from time to time in accordance with the terms hereof.

“Audit Right” has the meaning given such term in Article VIII.

“Board” means the Board of Directors of the General Partner.

“Business” means the business of the MLP Group, which business shall include the exploration, exploitation and production of hydrocarbons located on or under the Properties.

“Claim” has the meaning given that term in Section 5.1.

“Closing Date” means the date of the closing of the initial public offering of Common Units by the MLP.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time.

“Common Unit” has the meaning given such term in the MLP Agreement.

“Confidential Information” means all information (i) furnished to LRM, OpCo or their respective representatives by or on behalf of the General Partner or (ii) prepared by or at the direction of the General Partner (in each case irrespective of the form of communication and whether such information is furnished before, on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by LRM, OpCo or their respective representatives containing or based in whole or in part on any such furnished information.

“Conflicts Committee” has the meaning given such term in the MLP Agreement.

“Default Rate” means an interest rate (which shall in no event be higher than the rate permitted by applicable Law) equal to the prime interest rate of the principal lender of the MLP Group.

“General Partner” has the meaning given such term in the above preamble.

“Governmental Approvals” mean any material consent, authorization, certificate, permit, right-of-way grant or approval of any Governmental Authority that is necessary for the operation of the Business and ownership of the Properties in accordance with applicable Laws.

“Governmental Authority” means the United States, any foreign country, state, county, city or other incorporated or unincorporated political subdivision, agency or instrumentality thereof.

“Indemnified Party” has the meaning given such term in Section 5.3.

“Law” means any applicable constitutional provision, statute, act, code (including the Code), law, regulation, rule, ordinance, order, decree, ruling, proclamation, resolution, judgment, decision, declaration or interpretative or advisory opinion or letter of a Governmental Authority having valid jurisdiction.

“Liabilities” has the meaning given such term in Section 5.1.

“Lime Rock Indemnified Party” has the meaning given such term in Section 5.3.

“LRM” has the meaning given such term in the above preamble.

“MLP” has the meaning given such term in the above preamble.

“MLP Agreement” means the First Amended and Restated Agreement of Limited Partnership of LRR Energy, L.P., dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement.  An amendment or modification to the MLP Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement; provided, however, if such amendment, in the reasonable discretion of the General Partner (i) would have a material adverse effect on the holders of Common Units or (ii) would materially limit or impair the rights or reduce the obligations of the Parties under this Agreement, then such amendment shall not be given effect for purposes of this Agreement unless it has been approved by the Conflicts Committee.

“MLP Assets” means the oil and natural gas properties or related equipment or assets, or portions thereof, owned or leased by any member of the MLP Group as of the Closing Date.

“MLP Group” means the MLP, the General Partner and the OLLC and any other Subsidiaries thereof.

“MLP Indemnified Party” has the meaning given such term in Section 5.1.

“OLLC” has the meaning given such term in the above preamble.

“OpCo” has the meaning given such term in the above preamble.

“Party” or “Parties” has the meaning given such terms in the above recitals.

“Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity (but shall not include any Governmental Authority).

“Proceedings” means all proceedings, actions, claims, suits and notices of investigations by or before any arbitrator or Governmental Authority.

“Properties” means the oil and natural gas properties now owned or hereafter acquired by the MLP Group, including oil and gas leases, mineral interests, royalty interests, overriding royalty interests, pipelines, flow lines, gathering lines, gathering systems, compressors, dehydration units, separators, meters, injection facilities, salt water disposal wells and facilities, plants, wells, downhole and surface equipment, fixtures, improvements, easements, rights-of-way, surface leases, licenses, permits and other surface rights, and other real or personal property appurtenant thereto or used in conjunction therewith, including the MLP Assets.

“Sales Taxes” has the meaning given such term in Section 4.2(b).

“Services” has the meaning given such term in Section 2.2.

“Subsidiary” has the meaning given such term in the MLP Agreement.

“Tax Authority” means any Governmental Authority having jurisdiction over the assessment, determination, collection or imposition of any Tax.

“Tax Return” means any report, return, election, document, estimated tax filing, declaration or other filing provided to any Tax Authority, including any amendments thereto.

“Tax” or “Taxes” means (i) all taxes, assessments, charges, duties, levies, imposts or other similar charges imposed by a Tax Authority, including all income, franchise, profits, capital gains, capital stock, transfer, gross receipts, sales, use, transfer, service, occupation, excise, severance, windfall profits, premium, stamp, license, payroll, employment, social security, unemployment, disability, environmental (including taxes under Section 59A of the Code), alternative minimum, add-on, value-added, withholding and other taxes, assessments, charges, duties, levies, imposts or other similar charges of any kind whatsoever (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), and all estimated taxes, deficiency assessments, additions to tax, additional amounts imposed by any Tax Authority, penalties and interest, but excluding any and all taxes based on net income, net worth, capital or profit; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a member of a consolidated, affiliated, unitary, combined, or similar group with any other corporation or entity at any time on or prior to the Closing Date; and (iii) any liability for the payment of any amount of the type described in the preceding clauses (i) or (ii) whether as a result of contractual obligations to any other Person or by operation of law.

“Term” means the period commencing with the Closing Date and ending on the date of termination of this Agreement pursuant to Section 7.1.

“US GAAP” means those generally accepted accounting principles and practices in the United States that are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

“Work Product” has the meaning given to such term in Section 6.3.

1.2                                 Other Definitions.  Words not otherwise defined herein that have well-known and generally accepted technical or trade meanings in the oil and gas industry are used herein in accordance with such recognized meanings.

1.3                                 Construction.  Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; (c) the terms “include,” “includes,” “including” and words of like import shall be deemed to be followed by the words “without limitation”; and (d) the terms “hereof,” “herein” and “hereunder” refer to this Agreement as a whole and not to any particular provision of this Agreement.  The headings contained in this Agreement are for reference purposes only, and shall not affect the meaning or interpretation of this Agreement.

ARTICLE II.
PROVISION OF SERVICES

2.1                                 Engagement of LRM and OpCo.  Each of LRM and OpCo agree to provide, or with the approval of the General Partner, cause another Person to provide, the MLP Group with certain Services as directed by the General Partner, and to provide personnel and any facilities, goods and equipment necessary to perform the Services.

2.2                                 Scope of Services.  The “Services” shall consist of such services provided by each of LRM and OpCo, as applicable, as the General Partner determines may be reasonable and necessary to operate the Business, including without limitation, those services described on Exhibit A.

2.3                                 Exclusion of Services.  The General Partner may temporarily or permanently exclude any particular service from the scope of Services upon 45 days’ notice to each of LRM and OpCo, as applicable.

2.4                                 Appointment of Accounting Firm and Petroleum Engineers.  Notwithstanding anything to the contrary in this Agreement, the Parties hereby recognize and agree that the General Partner, with the approval of the Board, shall have the exclusive authority to appoint an independent accounting firm to audit the financial statements of the MLP Group and independent petroleum engineers to provide reports to the MLP relating to estimates of the MLP Group’s proved reserves associated with the Properties.

ARTICLE III.
STANDARD OF CARE

3.1                                 Standard of Performance.  Each of LRM and OpCo shall provide the applicable Services (i) using at least the same level of care, quality, timeliness and skill in providing the Services as it employs for itself and its Affiliates, including Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C. L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P., and no less than the same degree of care, quality, timeliness, and skill as its respective past practice in performing like services for itself and its Affiliates in connection with the ownership or operation of the MLP Assets during the one (1) year period prior to the Closing Date, and (ii) in any event, (a) using no less than a reasonable level of care in accordance with industry standards, and (b) in compliance with all applicable Governmental Approvals and Laws.

3.2                                 Procurement of Goods and Services.  To the extent that either LRM or OpCo is permitted to arrange for contracts with third parties for goods and services in connection with the provision of the Services, each shall use commercially reasonable efforts (i) to obtain such goods and services at rates competitive with those otherwise generally available in the area in which services or materials are to be furnished, and (ii) to obtain from such third parties such customary warranties and guarantees as may be reasonably required with respect to the goods and services so furnished.

3.3                                 Protection from Liens.  Neither LRM nor OpCo shall permit any liens, encumbrances or charges upon or against any of the Properties arising from the provision of Services or materials under this Agreement except as approved, or consented to, by the General Partner.

3.4                                 Insurance.  During the Term of this Agreement, LRM and OpCo shall each obtain and maintain from insurers who are reliable and acceptable to the General Partner and authorized to do business in the respective state or states or jurisdictions in which Services are to be performed by LRM and OpCo, as applicable, insurance coverage in the types and minimum limits as the Parties determine to be appropriate and as is consistent with standard industry practice and LRM’s and OpCo’s past practices, as applicable.  LRM and OpCo each agree upon the General Partner’s request from time to time or at any time to provide the General Partner with certificates of insurance evidencing such insurance coverage and, upon request of the General Partner, shall furnish copies of such policies.  Except with respect to workers’ compensation coverage, the policies shall name each of the General Partner, the MLP and OLLC as an additional insured and shall contain waivers by the insurers of any and all rights of subrogation to pursue any claims or causes of action against each of the General Partner, the MLP and OLLC.  The policies shall provide that they will not be cancelled or reduced without giving the General Partner at least 30 days’ prior written notice of such cancellation or reduction.  The insurance policies and coverages shall be reviewed with the Board at least annually, beginning with the first Board meeting following the Closing Date.

3.5                                 Third-Party Intellectual Property.  If LRM or OpCo uses or licenses intellectual property owned by third parties in the performance of the Services, LRM or OpCo, as applicable, shall obtain and maintain any such licenses and authorizations necessary to authorize its use of such intellectual property in connection with the Services.

3.6                                 Competition.  Subject to Article VI, each of LRM, OpCo and their respective Affiliates is and shall be free to engage in any business activity whatsoever, including those activities that may be in direct competition or conflict with the MLP Group.  The MLP Group recognizes that each of LRM and OpCo are not performing Services under this Agreement on an exclusive basis, and that employees of LRM and OpCo may be providing similar services to their Affiliates, including but not limited to, Lime Rock Resources A, L.P., Lime Rock Resources B, L.P., Lime Rock Resources C. L.P., Lime Rock Resources II-A, L.P. and Lime Rock Resources II-C, L.P., and any future affiliated funds.

ARTICLE IV.
LRM AND OPCO REIMBURSEMENT; CONTINUING OBLIGATIONS

4.1                                 LRM and OpCo Reimbursement.

(a)                                  On or before the 25th day following the end of each calendar month, the General Partner shall pay or cause the MLP or OLLC, as appropriate, to pay LRM, with respect to any Services provided by LRM, during such calendar month, an amount equal to the sum of:

(i)                                     the costs and expenses incurred by LRM (and billed to LRM pursuant to Section 4.1(d)) that are directly attributable to the MLP Group, including costs for engaging third parties such as consultants, reservoir engineers, attorneys and accountants; and

(ii)                                  a proportionate amount of all general, administrative, overhead and other indirect costs and expenses (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to Persons who provide Services to the MLP Group) incurred by LRM (and billed to LRM pursuant to Section 4.1(d)) in providing or causing to be provided Services for the benefit of the MLP Group reasonably allocable to the provision of such Services.

(b)                                 On or before the 25th day following the end of each calendar month, the General Partner shall pay or cause the MLP or OLLC, as appropriate, to pay OpCo, with respect to any Services provided by OpCo, during such calendar month, an amount equal to the sum of:

(i)                                     the costs and expenses incurred by OpCo (and billed to OpCo pursuant to Section 4.1(d)) that are directly attributable to the MLP Group, including costs for engaging third parties such as consultants, reservoir engineers, attorneys and accountants; and

(ii)                                  a proportionate amount of all general, administrative, overhead and other indirect costs and expenses (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to Persons who provide Services to the MLP Group) incurred by OpCo (and billed to OpCo pursuant to Section 4.1(d)) in providing or causing to be provided Services for the benefit of the MLP Group reasonably allocable to the provision of such Services.

(c)                                  LRM and OpCo shall have discretion to determine in good faith the proper allocation of costs and expenses to the General Partner pursuant to Sections 4.1(a) and 4.1(b), respectively.

(d)                                 On or before the 15th day following the end of each calendar month, LRM and OpCo shall each provide the General Partner with an invoice for the costs and expenses described in Sections 4.1(a) and 4.1(b) relating to such calendar month.  LRM’s and OpCo’s invoices therefor shall each provide reasonably detailed documentation supporting such costs and expenses.

4.2                                 Taxes.

(a)                                  The MLP Group shall be responsible for all applicable Taxes imposed as a result of the MLP Group’s receipt of Services under this Agreement, including any Taxes that the MLP Group is required to withhold or deduct from payments to LRM or OpCo, except any income tax imposed upon LRM or OpCo.

(b)                                 Notwithstanding Section 4.2(a), the MLP Group is liable for and will indemnify and hold harmless LRM and OpCo from all sales, use and similar taxes (plus any penalties, fines or interest thereon) (“Sales Taxes”) assessed, levied or imposed by any Tax Authority on the provision of Services by LRM and OpCo to the MLP Group.  LRM and OpCo

shall collect from the MLP Group any Sales Tax that is due on the Services it provides to the MLP Group and shall pay such Sales Taxes so collected to the appropriate Tax Authority.

4.3                                 Disputed Charges.

(a)                                  THE GENERAL PARTNER MAY, WITHIN 60 DAYS AFTER RECEIPT OF AN INVOICE FROM LRM OR OPCO, TAKE WRITTEN EXCEPTION TO ANY CHARGE INCLUDED IN SUCH INVOICE FROM LRM OR OPCO, AS APPLICABLE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST OR EXPENSE INCURRED BY LRM OR OPCO, AS APPLICABLE, IN CONNECTION WITH THE PROVISION OF SERVICES.  THE GENERAL PARTNER SHALL NEVERTHELESS PAY LRM OR OPCO, AS APPLICABLE, IN FULL WHEN DUE THE INVOICED AMOUNT.  SUCH PAYMENT SHALL NOT BE DEEMED A WAIVER OF THE RIGHT OF THE GENERAL PARTNER TO RECOUP ANY CONTESTED PORTION OF ANY AMOUNT SO PAID.  HOWEVER, IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST OR EXPENSE INCURRED BY LRM OR OPCO, AS APPLICABLE, IN CONNECTION WITH THE PROVISION OF SERVICES HEREUNDER, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY LRM OR OPCO, AS APPLICABLE, TO THE GENERAL PARTNER TOGETHER WITH INTEREST THEREON AT THE DEFAULT RATE.

(b)                                 If, within 20 days after receipt of any written exception pursuant to Section 4.3(a), the General Partner and LRM or OpCo, as applicable, have been unable to resolve any dispute, and if (i) such dispute relates to whether amounts were properly charged or Services actually performed and (ii) the aggregate amount in dispute exceeds $100,000, either of the General Partner or LRM or OpCo, as applicable, may submit the dispute to an independent third party auditing firm that is mutually agreeable to the MLP Group, on the one hand, and LRM, or OpCo, as applicable, on the other hand.  The Parties shall cooperate with such auditing firm and shall provide such auditing firm access to such books and records as may be reasonably necessary to permit a determination by such auditing firm.  The resolution by such auditing firm shall be final and binding on the applicable Parties.

ARTICLE V.
INDEMNIFICATION; LIMITATIONS

5.1                                 Indemnification by LRM.  LRM hereby agrees to DEFEND, INDEMNIFY AND HOLD HARMLESS each member of the MLP Group and their respective members, partners and Affiliates and each of their respective officers, managers, directors, employees and agents (each, an “MLP Indemnified Party”) from any and all threatened or actual claims, demands, causes of action, suits, proceedings, losses, damages, fines, penalties, liabilities, costs and expenses of any nature, including attorneys’ fees and court costs (collectively, “Liabilities”), incurred by, imposed upon or rendered against one or more of the MLP Indemnified Parties, whether based on contract, or tort, or pursuant to any statute, rule or regulation, and regardless of whether the Liabilities are foreseeable or unforeseeable, all to the extent that such Liabilities are in respect of or arise from (i) the gross negligence or willful misconduct in LRM acting or omitting to act in providing Services or (ii) any and all direct or indirect claims, demands, actions, causes of action, suits, right of recovery for any relief or damages, debts, accounts, damages, costs, losses, liabilities, and expenses (including interest, court costs, attorneys’ fees and expenses, and other costs of defense), of any kind or nature (each, a “Claim”), by a third party (excluding limited partners of the MLP) relating to the gross negligence or willful misconduct of LRM in acting or omitting to act in providing Services, PROVIDED THAT LRM SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS THE MLP INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MLP INDEMNIFIED PARTY.

5.2                                 Indemnification by OpCo.  OpCo hereby agrees to DEFEND, INDEMNIFY AND HOLD HARMLESS each MLP Indemnified Party from any and all Liabilities incurred by, imposed upon or rendered against one or more of the MLP Indemnified Parties, whether based on contract, or tort, or pursuant to any statute, rule or regulation, and regardless of whether the Liabilities are foreseeable or unforeseeable, all to the extent that such Liabilities are in respect of or arise from (i) the gross negligence or willful misconduct in OpCo acting or omitting to act in providing Services or (ii) any and all Claims by a third party (excluding limited partners of the MLP) relating to the gross negligence or willful misconduct of OpCo in acting or omitting to act in providing Services, PROVIDED THAT OPCO SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS THE MLP INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY MLP INDEMNIFIED PARTY.

5.3                                 Indemnification by the MLP Group.  Each member of the MLP Group hereby agrees to DEFEND, INDEMNIFY AND HOLD HARMLESS LRM and OpCo and their respective members, partners and Affiliates and their respective officers, managers, directors, employees and agents (each, a “Lime Rock Indemnified Party” and, collectively with the MLP Indemnified Parties, each an “Indemnified Party”) from any and all Liabilities, incurred by, imposed upon or rendered against one or more of the Lime Rock Indemnified Parties, whether based on contract, or tort, or pursuant to any statute, rule or regulation, and regardless of whether the Liabilities are foreseeable or unforeseeable, all to the extent that such Liabilities are in respect of or arise from Claims by a third party relating to (a) any acts or omissions of the Lime Rock Indemnified Parties in connection with acting or omitting to act in providing Services, solely to the extent that (i) such acts or omissions were performed for the benefit of any member of the MLP Group, and (ii) such Services were performed in accordance with the standard of performance set forth in Section 3.1, or (b) the MLP Group’s gross negligence or willful misconduct, PROVIDED THAT THE MLP GROUP SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS THE LIME ROCK INDEMNIFIED PARTIES FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY LIME ROCK INDEMNIFIED PARTY.

5.4                                 Negligence; Strict Liability.  EXCEPT AS EXPRESSLY PROVIDED IN SECTIONS 5.1, 5.2 AND 5.3, THE DEFENSE AND INDEMNITY OBLIGATION IN SECTIONS 5.1, 5.2 AND 5.3 SHALL APPLY REGARDLESS OF CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS (INCLUDING SOLE NEGLIGENCE, CONCURRENT NEGLIGENCE OR STRICT LIABILITY), BREACH OF DUTY (STATUTORY OR

OTHERWISE), VIOLATION OF LAW OR OTHER FAULT OF ANY INDEMNIFIED PARTY, OR ANY PRE-EXISTING DEFECT; PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT APPLY TO THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY INDEMNIFIED PARTY OR IN ANY WAY LIMIT OR ALTER ANY QUALIFICATIONS SET FORTH IN SUCH DEFENSE AND INDEMNITY OBLIGATIONS EXPRESSLY RELATING TO GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR BREACH OF THIS AGREEMENT.  THE PARTIES AGREE THAT THIS STATEMENT COMPLIES WITH THE REQUIREMENT KNOWN AS THE ‘EXPRESS NEGLIGENCE RULE’ TO EXPRESSLY STATE IN A CONSPICUOUS MANNER AND TO AFFORD FAIR AND ADEQUATE NOTICE THAT THIS ARTICLE HAS PROVISIONS REQUIRING ONE PARTY TO BE RESPONSIBLE FOR THE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OF ANOTHER PARTY.

5.5                                 Exclusion of Damages; Disclaimers.

(a)                                  NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY HERETO FOR EXEMPLARY, PUNITIVE, CONSEQUENTIAL, SPECIAL, INDIRECT OR INCIDENTAL DAMAGES, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND REGARDLESS OF THE FORM IN WHICH ANY ACTION IS BROUGHT; PROVIDED, HOWEVER, THAT THIS SECTION 5.5(a) SHALL NOT LIMIT A PARTY’S RIGHT TO RECOVERY UNDER SECTIONS 5.1, 5.2 AND 5.3 FOR ANY SUCH DAMAGES TO THE EXTENT SUCH PARTY IS REQUIRED TO PAY SUCH DAMAGES TO A THIRD PARTY IN CONNECTION WITH A MATTER FOR WHICH SUCH PARTY IS OTHERWISE ENTITLED TO INDEMNIFICATION UNDER SECTIONS 5.1, 5.2, AND 5.3.

(b)                                 OTHER THAN AS SET FORTH IN SECTION 3.1, LRM AND OPCO EACH DISCLAIM ANY AND ALL WARRANTIES, CONDITIONS OR REPRESENTATIONS (EXPRESS OR IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO SERVICES RENDERED OR PRODUCTS PROCURED FOR THE GENERAL PARTNER FOR THE BENEFIT OF THE MLP GROUP, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER LRM OR OPCO KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE) WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE OR BY COURSE OF DEALING.  HOWEVER, IN THE CASE OF OUTSOURCED SERVICES PROVIDED SOLELY FOR THE GENERAL PARTNER, IF THE THIRD-PARTY PROVIDER OF SUCH SERVICES MAKES AN EXPRESS WARRANTY TO THE GENERAL PARTNER, THE GENERAL PARTNER IS ENTITLED TO CAUSE LRM OR OPCO, AS APPLICABLE, TO RELY ON AND TO ENFORCE SUCH WARRANTY.

ARTICLE VI.
CONFIDENTIALITY

6.1                                 Non-disclosure of Confidential Information.  Each of LRM and OpCo shall maintain the confidentiality of all Confidential Information; provided, however, that each of LRM and OpCo may disclose such Confidential Information (i) to its Affiliates to the extent deemed by LRM or OpCo, as applicable, to be reasonably necessary or desirable to enable it to perform the Services; (ii) in any judicial or alternative dispute resolution Proceeding to resolve disputes between LRM or OpCo, as applicable, and the MLP Group arising hereunder; (iii) to the extent disclosure is legally required under applicable Laws (including applicable securities and Tax Laws); provided, however, that prior to making any legally required disclosures in any judicial, regulatory or dispute resolution Proceeding, LRM or OpCo shall, if requested by the General Partner, seek a protective order or other relief to prevent or reduce the scope of such disclosure; (iv) if authorized by the General Partner; and (v) to the extent such Confidential Information becomes publicly available other than through a breach by LRM or OpCo, as applicable, of its respective obligations arising under this Section 6.1.  LRM and OpCo each acknowledge and agree that (i) the Confidential Information is being furnished to it for the sole and exclusive purpose of enabling it to perform the Services and (ii) the Confidential Information may not be used by it for any other purpose.

6.2           Non-Disclosure of Acquisition Information.

(a)           Except as provided in Section 6.2(b), the General Partner shall maintain the confidentiality of all Acquisition Information.  The General Partner acknowledges and agrees that (i) the Acquisition Information is being furnished to the General Partner for the sole and exclusive purpose of enabling it to make Acquisitions and (ii) the Acquisition Information may not be used by it for any other purpose.

(b)           The General Partner may disclose Acquisition Information (i) to third-party advisors of the General Partner to the extent deemed by the General Partner to be reasonably necessary or desirable to enable it to evaluate or consummate an Acquisition; (ii) in any judicial or alternative dispute resolution Proceeding to resolve disputes between the General Partner or the MLP Group and LRM or OpCo arising hereunder; (iii) to the extent disclosure is legally required under applicable Laws (including applicable securities and Tax Laws) or any agreement to which any Member of the MLP Group is a party or by which it is bound; provided, however, that prior to making any legally required disclosures in any judicial, regulatory or dispute resolution Proceeding, the General Partner shall, if requested by LRM or OpCo, seek a protective order or other relief to prevent or reduce the scope of such disclosure; (iv) to the General Partner’s and the MLP Group’s existing or potential lenders, investors, joint interest owners, purchasers or other parties with whom the General Partner or MLP Group may enter into contractual relationships, to the extent deemed by the General Partner to be reasonably necessary or desirable to enable it to evaluate or cause the consummation of the related Acquisition; provided, however, that the General Partner shall require such Person to agree to maintain the confidentiality of the Acquisition Information so disclosed; (v) if authorized by LRM or OpCo, as applicable; and (vi) to the extent such Acquisition Information becomes publicly available other than through a breach by the General Partner of its obligation arising under Section 6.2.

6.3           Ownership of Work Product.  The work produced by LRM or OpCo under the terms of this Agreement, including, without limitation, all workpapers, drafts, notes, reports, extracts and other written or electronic recordings, developed in connection with the performance of Services hereunder (“Work Product”) shall be the property of the MLP Group.  LRM and OpCo shall have no right or interest in any such Work Product, but may use such Work

Product to perform Services hereunder, all in accordance with the limitations, duties and obligations imposed by this Agreement, including this Article VI.

6.4           Remedies and Enforcement.  Each of the Parties acknowledges and agrees that a breach by it of its obligations under this Article VI would cause irreparable harm to the other Parties and that monetary damages would not be adequate to compensate the harmed Parties.  Accordingly, the breaching Parties agree that the harmed Parties shall be entitled to immediate equitable relief, including a temporary or permanent injunction, to prevent any threatened, likely or ongoing violation by the breaching Parties, without the necessity of posting bond or other security.  Each of the harmed Parties’ right to equitable relief shall be in addition to other rights and remedies available to the harmed Parties for monetary damages or otherwise.

ARTICLE VII.
TERM AND TERMINATION

7.1           Term.  Unless terminated earlier pursuant to Section 7.2, this Agreement shall remain in force and effect until LRM ceases to control, directly or indirectly, at least 50% of the voting interests of the General Partner or the General Partner is no longer the general partner of the MLP.

7.2           Termination.

(a)           This Agreement may be terminated by any Party at any time without penalty by giving notice of such termination to the other Parties.  Any termination under this Section 7.2(b) shall become effective one hundred eighty (180) days after delivery of such notice, or such later time (not to exceed the first anniversary of the delivery of such notice) as may be agreed upon by the Parties; or

(b)           This Agreement may be terminated at any time by LRM or OpCo upon the General Partner’s material breach of this Agreement, if (a) such breach is not remedied within 45 days (or 30 days in the event of material breach arising out of a failure to make payment hereunder) after the General Partner’s receipt of written notice thereof, or such longer period as is reasonably required to cure such breach, provided that the General Partner commences to cure such breach within such applicable period and proceeds with due diligence to cure such breach, and (b) such breach is continuing at the time notice of termination is delivered to the General Partner; or

(c)           This Agreement may be terminated at any time by the General Partner upon LRM’s or OpCo’s material breach of this Agreement, if (a) such breach is not remedied within 45 days after LRM’s or OpCo’s receipt, as applicable, of the General Partner’s written notice thereof, or such longer period as is reasonably required to cure such breach, provided that LRM or OpCo, as applicable, commences to cure such breach within such 45-day period and proceeds with due diligence to cure such breach, and (b) such breach is continuing at the time notice of termination is delivered to LRM or OpCo, respectively.

7.3           Effect of Termination.  If this Agreement is terminated in accordance with Section 7.1 or 7.2, all rights and obligations under this Agreement shall cease except for (a) obligations that expressly survive termination of this Agreement, (b) liabilities and obligations that have accrued prior to such termination, and (c) the obligation to pay any portion of amounts payable under Article IV that have accrued prior to such termination, even if such amounts have not become due and payable at that time.

7.4           Survival.  The provisions of Article IV (with respect to unpaid amounts due hereunder), Section4.3, Article V, Article VI, Article VIII and Article X shall survive any termination of this Agreement.

ARTICLE VIII.
AUDIT RIGHTS

At any time during the Term and for one year thereafter, the General Partner shall have the right to review and, at the General Partner’s expense, to copy, the books and records maintained by each of LRM and OpCo relating to the provision of the Services.  In addition, to the extent necessary to verify the performance by each of LRM or OpCo of its respective obligations under this Agreement, the General Partner shall have the right, at the General Partner’s expense, to audit, examine and make copies of or extracts from the books and records of each of LRM and OpCo, respectively (the “Audit Right”).  The General Partner may exercise the Audit Right through such auditors as the General Partner may determine in its sole discretion.  The General Partner shall (i) exercise the Audit Right only upon reasonable written notice to each of LRM or OpCo, as applicable, and during normal business hours and (ii) use its reasonable efforts to conduct the Audit Right in such a manner as to minimize the inconvenience and disruption to LRM or OpCo, as applicable.

ARTICLE IX.

FORCE MAJEURE

Neither LRM nor OpCo shall be liable for any expense, loss or damage whatsoever arising out of any interruption of Services or delay or failure to perform under this Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of LRM or OpCo. In any such event, LRM’s and OpCo’s respective obligations hereunder shall be postponed for such time as its performance is suspended or delayed on account thereof. LRM and OpCo will promptly notify the MLP Group, either orally or in writing, upon learning of the occurrence of such event of force majeure. Upon the cessation of the force majeure event, each of LRM and OpCo will use commercially reasonable efforts to resume its performance with the least practicable delay.

ARTICLE X.
MISCELLANEOUS PROVISIONS

10.1         Notices.  All notices, requests or consents provided for or permitted to be given pursuant to this Agreement must be in writing and must be given (a) by depositing same in the United States mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested, (b) by delivering such notice in person, (c) or by telecopier or telegram to such Party.  Notice given by personal delivery or mail shall be effective upon actual receipt.  Notice given by telegram or telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next business day after receipt if not received during the recipient’s normal business hours.  All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 10.1.

If to LRM:                              Lime Rock Management LP

Attn: Kris Agarwal

274 Riverside Ave., 3rd Floor

Westport, CT  06880

Telephone: (203) 293-2750

Fax: (203) 429-2785

If to OpCo:                            Lime Rock Resources Operating Company, Inc.

Attn: Kris Agarwal

274 Riverside Ave., 3rd Floor

Westport, CT  06880

Telephone: (203) 293-2750

Fax: (203) 429-2785

If to any member of the MLP Group:

c/o LRE GP, LLC

Attn: Eric Mullins

Heritage Plaza

1111 Bagby Street, Suite 4600

Houston, Texas 77002

Telephone: (713) 292-9510

Fax: (713) 292-9560

10.2         Choice of Law; Submission to Jurisdiction.  This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state.  Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Texas and to venue in Houston, Texas.

10.3         Entire Agreement.  This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

10.4         Jointly Drafted.  This Agreement, and all the provisions of this Agreement, shall be deemed drafted by all of the Parties, and shall not be construed against any Party on the basis of that Party’s role in drafting this Agreement.

10.5         Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

10.6         Assignment.  This Agreement may not be assigned by any Party without the prior written consent of all the other Parties.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.

10.7         No Third-Party Beneficiaries.  Except with respect to the members MLP Group not party hereto, which are intended by the Parties to be third-party beneficiaries of this Agreement, nothing in this Agreement (except as specifically provided in Article V) shall provide any benefit to any third party or entitle any third party to any claim, cause of action, remedy or right of any kind, it being the intent of the Parties that this Agreement shall not be construed as a third-party beneficiary contract except as set forth above.

10.8         Relationship of the Parties.  Nothing in this Agreement shall be construed to create a partnership or joint venture or give rise to any fiduciary or similar relationship of any kind.

10.9         Effect of Waiver or Consent.  No waiver or consent, express or implied, by any Party of or to any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver of or to any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder.  Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

10.10       Amendment or Modification.  This Agreement may be amended, restated or modified from time to time only by the written agreement of all of the Parties; provided, however, that the MLP may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that, in the reasonable discretion of the General Partner, (i) would have a material adverse effect on the holders of Common Units or (ii) would materially limit or impair the rights or reduce the obligations of the Parties under this Agreement.  Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment,” “Addendum” or a “Restatement” to this Agreement.

10.11       Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

10.12       Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same instrument.

10.13       Withholding or Granting of Consent.  Except as expressly provided to the contrary in this Agreement, each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

10.14       Laws and Regulations.  Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.

10.15       No Recourse Against Officers, Directors, Managers or Employees.  For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, director, manager or employee of LRM or OpCo, the General Partner or any of their respective Affiliates.

10.16       Further Assurances.  In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

(Signature pages follow)

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and to be effective as of, the Closing Date.

“LRM”

LIME ROCK MANAGEMENT LP

By:	Lime Rock Management GP LLC,
its general partner

By:	/s/ Jonathan C. Farber
Name:	Jonathan C. Farber
Title:	Manager

“OpCo”

LIME ROCK RESOURCES OPERATING COMPANY, INC.

By:	/s/ C. Timothy Miller
Name:	C. Timothy Miller
Title:	President

“GENERAL PARTNER”

LRE GP, LLC

By:	/s/ Jaime R. Casas
Name:	Jaime R. Casas
Title:	Chief Financial Officer

“MLP”

LRR ENERGY, L.P.

By:	LRE GP, LLC, its general partner

By:	/s/ Jaime R. Casas
Name:	Jaime R. Casas
Title:	Chief Financial Officer

“OLLC”

LRE OPERATING, LLC

By:	LRR Energy, L.P., its sole member
By:	LRE GP, LLC, its general partner

By:	/s/ Jaime R. Casas
Name:	Jaime R. Casas
Title:	Chief Financial Officer

EXHIBIT A

Description of Services

Services to be provided by LRM or OpCo, as determined by the General Partner, include without limitation, the following:

Accounting;
Acquisition Services and Evaluation;
Administrative;
Audit;
Benefits, Compensation and Human Resources Administration;
Billing and Invoices;
Bonds (performance, appeal, environmental and surety);
Books and Record Keeping;
Budget;
Cash Management;
Consulting;
Corporate Finance;
Corporate Governance and Compliance;
Credit and Debt Administration;
Drilling;
Employee Health and Safety;
Engineering;
Environmental;
Financial, Planning and Analysis;
Geological and Geophysical;
Government and Public Relations;
Hedging and Derivatives;
Information Technology;
Insurance;
Investor Relations;
Legal;
Land Administration;
Management;
Marketing;
Office Leasing;
Operations;
Payroll;
Property Management;
Purchasing and Materials Management;
Regulatory Management;
Reservoir Engineering;
Risk Management;
Security;
Service Contracts;
SEC Reporting and Compliance;
Tax;
Technical;
Travel; and
Treasury